UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF
THE SECURITIES EXCHANGE ACT OF 1934

TECOGEN INC.
(Exact name of registrant as specified in its charter)

Delaware	04-3536131
(State of or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

45 First Avenue
Waltham Massachusetts 02451
(Address of principal executive offices, including zip code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☒

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates _____________ (if applicable).

Securities to be registered pursuant to Section 12(g) of the Act:

Title of class
Common Stock, $.001 par value per share

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The description of the securities being registered is set forth under “Description of Securities” in Exhibit 4.4 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2019 (File No. 001-36103), originally filed with the Securities and Exchange Commission on March 12, 2020, which description is incorporated herein by this reference.

Item 2. Exhibits.

The following documents are filed as exhibits to this registration statement.

Exhibit No.	Description
3.1
Amended and Restated Certificate of Incorporation of Registrant incorporated herein by reference to Exhibit 3.1 to Amendment No. 3 to the registrant's Registration Statement on Form S-1 (Registration No. 333-193791) filed with the SEC on June 27, 2014.

3.2
Amended and Restated Bylaws of Registrant incorporated herein by reference to Exhibit 3.2 to Amendment No. 3 to the Registrant's Registration Statement on Form S-1, as amended (Registration No. 333-193791) filed with the SEC on June 27, 2014.

4.1
Specimen Common Stock Certificate of Registrant incorporated by reference to Exhibit 4.1 to the Registrant's Amendment No. 3 to the registrant's Registration Statement on Form S-1 (Registration No. 333-193791) filed with the SEC on June 27, 2014.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: March 9, 2022	TECOGEN INC.
	By:	/s/ Benjamin M. Locke
	Name:	Benjamin M. Locke
	Title:	Chief Executive Officer (Principal Executive Officer)